CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-192603 of our report dated April 3, 2013, relating to the financial statements of MEMBERS Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
December 20, 2013